Exhibit 99.1

nLIGHT, Inc. Announces First Quarter 2023 Results
Revenues of $54.1 million and products gross margin of 33% for the first quarter of 2023

Camas, Wash., May 4, 2023 - nLIGHT, Inc. (Nasdaq: LASR), a leading provider of high-power semiconductor and fiber lasers used in the industrial, microfabrication, and aerospace and defense markets, today reported financial results for the first quarter of 2023.

“Our continued strategic focus on the industrial market outside of China and on the aerospace and defense markets, combined with improvements in our U.S.-based manufacturing capacity and lower overall expenses, enabled us generate revenue above the midpoint of our guidance and meaningfully exceed our gross margin guidance for the first quarter,” commented Scott Keeney, nLIGHT’s President and Chief Executive Officer.

“The more favorable mix of business and our execution of cost control initiatives enabled us to generate 33% products gross margin and positive cash flow during the quarter.  Our balance sheet remains strong and we ended the quarter with $108 million of cash, cash equivalents and marketable securities with no outstanding debt.”

Mr. Keeney continued, “We are also pleased to announce today that we have been awarded an $86 million contract to produce a High Energy Laser (HEL) prototype for the next phase of development in support of the Department of Defense’s (DoD) High Energy Laser Scaling Initiative (HELSI).  This contract award reflects nLIGHT’s deep commitment to the defense market and our ability to combine our leading technology with the benefits of high-volume commercial laser operations to deliver innovative and cost-effective directed energy lasers.”

First Quarter 2023 Financial Highlights

	Three Months Ended March 31,
(In thousands, except percentages)	2023	2022	% Change
Revenues	$54,091	$64,459	(16.1)%
Gross margin	26.4%	25.1%
Loss from operations	$(8,207)	$(8,309)	1.2%
Operating margin	(15.2)%	(12.9)%
Net loss	$(7,730)	$(8,623)	(10.4)%
Adjusted EBITDA(1)	$1,273	$1,982	(35.8)%
Adjusted EBITDA, as percentage of revenues	2.4%	3.1%
(1) A reconciliation of the non-GAAP metrics presented here to the most directly comparable GAAP metric has been provided in the tables included at the end of this release.

Revenues of $54.1 million for the first quarter of 2023 were down 16.1% compared to $64.5 million for the first quarter of 2022. Gross margin was 26.4% for the first quarter of 2023 compared to 25.1% for the first quarter of 2022. GAAP net loss for the first quarter of 2023 was $7.7 million, or net loss of $0.17 per diluted share, compared to net loss of $8.6 million, or $0.20 per diluted share, for the first quarter of 2022. Non-GAAP net loss for the first quarter of 2023 was $1.8 million, or $0.04 per diluted share, compared to non-GAAP net loss of $1.6 million, or $0.04 per diluted share, for the first quarter of 2022. Reconciliations of the non-GAAP measures presented here to the most directly comparable GAAP measures have been provided in the tables included at the end of this release.

Outlook
For the second quarter of 2023, nLIGHT expects revenues to be in the range of $49 million to $55 million. The midpoint of $52 million includes Laser Products revenue of approximately $40 million and Advanced Development revenue of approximately $12 million. nLIGHT expects overall gross margin to be in the range of 22% to 26%, with Laser Products gross margin in the range of 27% to 31% and Advanced Development gross margin of approximately 7%. nLIGHT expects Adjusted EBITDA to be in the range of $(2) million to $1 million.

We have not reconciled our outlook for Adjusted EBITDA because unrealized and realized foreign exchange gains and losses cannot be reasonably calculated or predicted nor can the probable significance be determined at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Investor Conference Call at 2:00 p.m. Pacific Time, Thursday, May 4, 2023

Parties interested in listening to nLIGHT’s quarterly conference call may do so by dialing 1-844-282-4705 (U.S., toll-free) or +1-412-317-5625 (international and toll), with the conference title: nLIGHT First Quarter 2023 Earnings. The call can also be accessed via the web by going to nLIGHT’s Investor Relations page at http://investors.nlight.net.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release contains non-GAAP financial results, including Adjusted EBITDA, non-GAAP gross profit, non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted. We use Adjusted EBITDA to help us evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. In addition to our results determined in accordance with GAAP, we believe Adjusted EBITDA is a meaningful measure of performance as it is commonly utilized by us and the investment community to analyze operating performance in our industry. Similarly, we believe that providing non-GAAP gross profit, non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted, is useful to our investors as they present an informative supplemental view of our results from period to period by removing the effect of stock-based compensation expense and other non-recurring items. However, the non-GAAP metrics presented herein are specific to us and may not be comparable to similar metrics disclosed by other companies because of differing methods used by other companies in calculating them.

We define Adjusted EBITDA as net income (loss) adjusted for income tax expense (benefit), other non-operating income or expense, interest income or expense, depreciation and amortization, stock-based compensation, acquisition and integration-related costs, and other non-recurring items as determined by management, as applicable. We define non-GAAP gross profit as GAAP gross profit adjusted for stock-b4ased compensation included in cost of revenue. We define non-GAAP net income (loss) as GAAP net income (loss) adjusted for stock-based compensation, amortization of purchased intangibles, acquisition and integration-related costs, and other non-recurring items as determined by management, as applicable. We define non-GAAP net income (loss) per share, basic and diluted, as non-GAAP net income (loss) divided by weighted-average shares outstanding during the respective period plus the dilutive effect of any common stock equivalents during the period in the case of non-GAAP net income (loss) per share, diluted.

Tables presenting the reconciliation of net loss to Adjusted EBITDA, as well as the reconciliation of GAAP to non-GAAP net income (loss) and GAAP to non-GAAP net income (loss) per share, basic and diluted, are included at the end of this press release.

Safe Harbor Statement

Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Words such as “outlook,” “guidance,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions may identify these forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding expected revenues, gross margin, and Adjusted EBITDA, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including but not limited to our ability to compete successfully in the markets for our products; changes in the markets we serve or in the global economy; our ability to increase our volumes and decrease our costs to offset potential declines in the average selling prices of our products; rapid technological changes in the markets that we participate in; our ability to develop and maintain products that can achieve market acceptance; our ability to generate sufficient revenues to achieve or maintain profitability in the future; our high levels of fixed costs and inventory and their effect on our gross profits and results of operations if demand for our products declines or we maintain excess inventory levels; widespread health crises, such as the COVID-19 pandemic, and their effect on our business, financial condition, or results of operations; our manufacturing capacity and operations and their suitability for future levels of demand; our reliance on a small number of customers for a significant portion of our revenues; our ability to manage risks associated with international customers and operations; the effect of government export and import controls on our ability to compete in international markets; our ability to protect our proprietary technology and intellectual property rights; fluctuations in our quarterly results of operations and other operating measures; and the effect on our business of claims, lawsuits, government investigations, other legal or regulatory proceedings, or commercial or contractual disputes that we are or may become involved in. Additional information concerning these and other factors can be found in nLIGHT's filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors and uncertainties identified in the “Risk Factors” section of nLIGHT's most recent Annual Report on Form 10-K and subsequent filings with the SEC. nLIGHT undertakes no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

The nLIGHT logo and “nLIGHT” are registered trademarks or trademarks of nLIGHT, Inc. in various jurisdictions.

About nLIGHT

nLIGHT, Inc. is a leading provider of high-power semiconductor and fiber lasers for industrial, microfabrication, aerospace and defense applications. Our lasers are changing not only the way things are made but also the things that can be made. Headquartered in Camas, Washington, nLIGHT employs over 1,000 people with operations in the United States, Austria, China, Finland, Korea, and Italy. For more information, please visit www.nlight.net.

For more information, contact:
Joseph Corso
Chief Financial Officer
nLIGHT, Inc.
(360) 566-4460
joe.corso@nlight.net

nLIGHT, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue:
Products	$41,107	$51,061
Development	12,984	13,398
Total revenue	54,091	64,459
Cost of revenue:
Products	27,526	35,768
Development	12,302	12,514
Total cost of revenue(1)	39,828	48,282
Gross profit	14,263	16,177
Operating expenses:
Research and development(1)	11,301	13,711
Sales, general, and administrative(1)	11,169	10,775
Total operating expenses	22,470	24,486
Loss from operations	(8,207)	(8,309)
Other income (expense):
Interest income (expense), net	337	—
Other income (expense), net	404	29
Loss before income taxes	(7,466)	(8,280)
Income tax expense	264	343
Net loss	$(7,730)	$(8,623)
Net loss per share, basic	$(0.17)	$(0.20)
Net loss per share, diluted	$(0.17)	$(0.20)
Shares used in per share calculations:
Basic	45,706	43,655
Diluted	45,706	43,655

(1) Includes stock-based compensation as follows:	Three Months Ended March 31,
	2023	2022
Cost of revenues	$700	$709
Research and development	2,098	3,122
Sales, general and administrative	2,705	2,722
	$5,503	$6,553

nLIGHT, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of
	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$48,402	$57,826
Marketable Securities	59,966	50,391
Accounts receivable, net	36,140	37,913
Inventory	67,157	67,600
Prepaid expenses and other current assets	21,586	17,026
Total current assets	233,251	230,756
Restricted cash	253	252
Lease right-of-use assets	13,900	13,893
Property, plant and equipment, net	58,978	60,693
Intangible assets, net	3,408	4,041
Goodwill	12,388	12,376
Other assets	7,586	7,222
Total assets	$329,764	$329,233

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$17,759	$17,507
Accrued liabilities	14,708	12,820
Deferred revenues	1,271	1,407
Current portion of lease liabilities	3,001	2,758
Total current liabilities	36,739	34,492
Non-current income taxes payable	6,920	6,699
Long-term lease liabilities	12,576	12,852
Other long-term liabilities	4,367	4,345
Total liabilities	60,602	58,388
Stockholders' equity:
Common stock - par value	16	16
Additional paid-in capital	501,675	496,211
Accumulated other comprehensive loss	(2,165)	(2,748)
Accumulated deficit	(230,364)	(222,634)
Total stockholders’ equity	269,162	270,845
Total liabilities and stockholders’ equity	$329,764	$329,233

nLIGHT, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(7,730)	$(8,623)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	3,105	2,556
Amortization	872	1,182
Reduction in carrying amount of right-of-use assets	6	867
Provision for (recoveries of) losses on accounts receivable	(2)	—
Stock-based compensation	5,503	6,553
Deferred income taxes	—	(4)
Changes in operating assets and liabilities:
Accounts receivable, net	1,905	4,690
Inventory	662	(3,433)
Prepaid expenses and other current assets	(4,549)	(5,061)
Other assets	(540)	(317)
Accounts payable	(411)	(3,019)
Accrued and other long-term liabilities	1,855	(1,088)
Deferred revenues	(142)	(647)
Lease liabilities	(45)	(813)
Non-current income taxes payable	155	153
Net cash provided by (used in) operating activities	644	(7,004)
Cash flows from investing activities:
Purchases of property, plant and equipment	(684)	(5,019)
Capitalization of patents	—	(114)
Purchase of marketable securities	(34,359)	—
Proceeds from maturities and sales of marketable securities	24,998	—
Proceeds from sale of assets		—
Net cash used in investing activities	(10,045)	(5,133)
Cash flows from financing activities:
Proceeds from stock option exercises	143	689
Tax payments related to stock award issuances	(182)	(78)
Net cash provided by (used in) financing activities	(39)	611
Effect of exchange rate changes on cash	17	(59)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(9,423)	(11,585)
Cash, cash equivalents, and restricted cash, beginning of period	58,078	146,784
Cash, cash equivalents, and restricted cash, end of period	$48,655	$135,199
Supplemental disclosures:
Cash paid (received) for interest	$—	$—
Cash paid for income taxes	144	79
Operating cash outflows from operating leases	923	1,097
Right-of-use assets obtained in exchange for lease liabilities	731	1,470
Accrued purchases of property, equipment and patents	697	2,268

nLIGHT, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended March 31,
	2023	2022
Net loss	$(7,730)	$(8,623)
Income tax expense	264	343
Other (income) expense, net	(404)	(29)
Interest (income) expense, net	(337)	—
Depreciation and amortization	3,977	3,738
Stock-based compensation	5,503	6,553
Adjusted EBITDA	$1,273	$1,982

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss, and GAAP to Non-GAAP Net Loss per Share, Basic and Diluted

	Three Months Ended March 31,
	2023	2022
Net loss	$(7,730)	$(8,623)
Add back:
Stock-based compensation(1)	5,503	6,553
Amortization of purchased intangibles(1)	435	472
Non-GAAP net loss	$(1,792)	$(1,598)

GAAP weighted-average shares outstanding	45,706	43,655
Participating securities	—	—
Non-GAAP weighted-average number of shares, basic	45,706	43,655
Dilutive effect of common stock equivalents	—	—
Non-GAAP weighted-average number of shares, diluted	45,706	43,655

Non-GAAP net loss per share, basic and diluted	$(0.04)	$(0.04)
(1) There is no income tax effect related to the stock-based compensation and amortization of purchased intangibles adjustments due to the full valuation allowance in the United States.